Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO COOPERATION AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of January 21, 2026, by and among Six Flags Entertainment Corporation, a Delaware corporation (the “Corporation”) and Dendur Capital LP, a Delaware limited partnership and its Affiliates set forth in the signature pages hereto (collectively, “Dendur”) (each of the Corporation and Dendur, a “Party” to this Amendment, and collectively, the “Parties”).

RECITALS

WHEREAS, the Corporation and Dendur are parties to that certain Cooperation Agreement, dated as of March 10, 2025 (the “Existing Agreement”), which includes certain agreements among the Parties with respect to, among other things, the composition of the Corporation’s board of directors and other matters; and

WHEREAS, the Parties have agreed to certain amendments to provisions set forth in the Existing Agreement, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendment to the Existing Agreement. The Corporation and Dendur hereby acknowledge and agree as follows (capitalized terms used in this Section 1 but not defined herein have the meanings assigned to them in the Existing Agreement):

Section 2(a)(i) of the Existing Agreement hereby amended and restated as follows:

“acquire, seek to acquire or agree to acquire (directly or indirectly), whether by market purchases, private purchases, tender or exchange offer, through the acquisition of control of another person, by joining a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), through short sale, forward contract or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including swap or hedging transactions or otherwise), any shares of Common Stock (or Beneficial Ownership thereof) or any securities convertible or exchangeable into or exercisable for any shares of Common Stock (or Beneficial Ownership thereof) (including any derivative securities or any other rights decoupled from the underlying securities of the Corporation) such that Dendur would Beneficially Own in excess of 6.0% of the shares of Common Stock outstanding at such time; provided, that Dendur may acquire derivative securities or any other rights decoupled from the underlying securities of the Corporation that may only be settled in cash and not shares, so long as Dendur’s aggregate economic exposure (including both shares of Common Stock and derivative securities or any other rights decoupled from the underlying securities of the Corporation) does not exceed 14.99%.”

2. No Other Modifications. Except as provided in Section 1 of this Amendment, no other modification of the Existing Agreement is intended to be effected by this Amendment, and the Existing Agreement (as amended by this Agreement) shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date first set forth above.

THE CORPORATION

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ John Reilly
Name:	John Reilly
Title:	Chief Executive Officer

DENDUR

DENDUR CAPITAL LP

By:	/s/ Michael Anastasio
Name:	Michael Anastasio
Title:	Chief Financial Officer and Chief Operating Officer

DENDUR FUND LP
By:	Dendur Capital LP, as Investment Manager

By:	/s/ Michael Anastasio
Name:	Michael Anastasio
Title:	Chief Financial Officer and Chief Operating Officer

DENDUR OPPORTUNITY FUND II LP

By:	Dendur Capital LP, as Investment Manager

By:	/s/ Michael Anastasio
Name:	Michael Anastasio
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Cooperation Agreement Amendment]